UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

ACM Research, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38273	94-3290283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42307 Osgood Road, Suite I
Fremont, California	94539
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 445-3700

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:          Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2019, the board of directors appointed Mark McKechnie to serve as our Chief Financial Officer and Treasurer. Lisa Feng will now serve as the Chief Financial Officer for our principal operating subsidiary, ACM Research (Shanghai), Inc.

Mr. McKechnie has served as our Vice President of Finance since July 2018. From November 2014 to January 2018, he was Vice President of Investor Relations and Strategic Initiatives of Silver Spring Networks, Inc., a provider of “internet of things” connectivity platforms and solutions to utilities and cities. From July 2012 to November 2014, Mr. McKechnie served as Managing Director of Technology Equity Research of Evercore Partners, an independent investment banking advisory firm. Mr. McKechnie holds a bachelor’s degree from Purdue University and a master of business administration degree from The Kellogg School of Management at Northwestern University.

Lisa Feng has served as our Chief Accounting Officer, Interim Chief Financial Officer and Treasurer since January 2018, and previously served as our Financial Controller from October 2017 to January 2018. From August 2008 to September 2017, she was Corporate Controller of Amlogic, Inc., a fabless semiconductor manufacturing company. Ms. Feng holds a bachelor’s degree from Southern Connecticut State University and a master’s degree from Golden Gate University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACM RESEARCH, INC.

	By:	/s/ Mark McKechnie
Mark McKechnie
Chief Financial Officer and Treasurer

Dated: November 8, 2019